(e)(i)

AMENDED SCHEDULE OF APPROVALS

with respect to the

DISTRIBUTION AGREEMENT

between

ING MONEY MARKET PORTFOLIO

and

ING INVESTMENTS DISTRIBUTOR, LLC

Company

ING Money Market Portfolio